                                  United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  April 14, 1999

                               MERRILL CORPORATION
             (Exact name of registrant as specified in its charter)

           MINNESOTA                     0-14082               41-0946258
(State or other jurisdiction of     (Commission File         (IRS Employer
         incorporation)                   Number)         Identification Number)

          ONE MERRILL CIRCLE, ST. PAUL, MINNESOTA                55108
          (Address of principal executive offices)             (Zip Code)

Registrant's telephone number, including area code:  (651) 646-4501

                                      N/A
                                      ---
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

         On April 14, 1999, Merrill Daniels, Inc. (the "Purchaser"), a Minnesota corporation and wholly owned subsidiary of Merrill Corporation (the "Registrant"), acquired substantially all of the assets of Daniels Printing, Limited Partnership, a Commonwealth of Massachusetts limited partnership (the "Seller") pursuant to the terms and conditions of an Asset Purchase Agreement dated March 11, 1999 by and among the Purchaser, the Registrant, the Seller and all of the partners of the Seller (the "Asset Purchase Agreement"). In the acquisition, the Purchaser acquired substantially all of the business, assets, property, goodwill and rights of the Seller (the "Purchased Assets"), including real and personal property owned or leased by the Seller, logos and trademarks, the goodwill of the Seller's business, leaseholds and other interests in land, inventory (materials, work in process, finished goods), equipment, machinery, furniture, fixtures, motor vehicles and supplies, cash, accounts receivables, contracts, purchase orders, customers, lists of customers and suppliers, and all favorable business relationships, causes of action, certain other assets and substantially all of the other assets reflected on the balance sheet of the Seller.

         The purchase price for the Purchased Assets was approximately $44.2 million cash plus $10.6 million in the payoff of the Seller's existing term debt and line of credit plus approximately $7.7 million for the assumption of certain ordinary course liabilities. This consideration was arrived at through arm's-length negotiations with the Seller, but was primarily based on the value and future earnings potential of the Purchased Assets.

         There were no prior material relationships between the Purchaser, the Registrant or any of the Registrant's affiliates, any director or officer of Registrant, or any associate of any such director or officer, on the one hand, and the Seller or its partners, on the other hand.

         All of the funds for the acquisition were provided through the Registrant's revolving credit facility with U.S. Bank, National Association. The Registrant anticipates that the payments under the assumed liabilities will be paid out of the Registrant's operations.

         The Purchased Assets were previously used by the Seller to provide financial, investment company and commercial printing services. The Registrant intends to continue such use.

         Additional information concerning the acquisition is also contained in the Asset Purchase Agreement, which document is filed as an exhibit to this Form 8-K and is incorporated herein by reference.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

A.       FINANCIAL STATEMENT OF BUSINESS ACQUIRED.

         The Registrant has determined that it is impracticable to provide the required financial statements of Daniels Printing, Limited Partnership at this time. The Registrant will file the required financial statements under an amendment on Form 8-K/A as soon as practicable, but in any event, within 60 days after the date hereof.

B.       PRO FORMA FINANCIAL INFORMATION.

         The Registrant has determined that it is impracticable to provide the required pro forma financial information regarding the acquisition of Daniels Printing, Limited Partnership at this time. The Registrant will file the required pro forma financial information under an amendment on Form 8-K/A as soon as practicable, but in any event, within 60 days after the date hereof.

C.       EXHIBITS

        2.1 Asset Purchase Agreement, dated as of March 11, 1999, by and among the Purchaser, the Seller and the partners of the Seller.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated:   April 28, 1999              MERRILL CORPORATION


                                     By:    /s/ Steven J. Machov
                                            ------------------------------------
                                            Steven J. Machov
                                     Its:   Vice President, General Counsel and
                                            Secretary

                                  EXHIBIT INDEX


 Exhibit
  No.                                 Description                                         Method of Filing
  ---                                 -----------                                         ----------------
  2.1           Asset Purchase Agreement, dated as of March 11, 1999, by and among the Purchaser, the Seller and the partners of the
                Seller..........................................................  Filed electronically with this transmission.
